UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2016

Commission File Number: 001-37544

AmpliPhi Biosciences Corporation

(Exact name of Registrant as specified in its charter)

Washington	91-1549568
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3579 Valley Centre Drive, Suite 100

San Diego, California 92130

(Address of principal executive offices)

(858) 829-0829

(Registrant’s Telephone number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On December 19, 2016, we issued a press release reporting final results from our Phase 1 trial of AB-SA01, our proprietary investigational bacteriophage cocktail targeting Staphylococcus aureus (S. aureus) infections, in patients with chronic rhinosinusitis. AB-SA01 met the trial’s primary endpoints of safety and tolerability and all nine patients enrolled in the study experienced a reduction in the quantity of S. aureus infecting their sinuses, with some patients showing complete eradication of the bacterial infection.

The trial was initiated in January 2016 and was conducted at the Queen Elizabeth Hospital in Adelaide, Australia in collaboration with the University of Adelaide and Flinders University. All nine patients enrolled received AB-SA01 in one of three dose regimens: Cohort 1 patients received low-dose twice daily for seven days; Cohort 2 patients received low-dose twice daily for 14 days; and Cohort 3 patients received high-dose twice daily for 14 days.

Key findings from the study showed:

•	Primary endpoints of safety and tolerability were met
•	All patients experienced a reduction in S. aureus bacterial load at the end of the study compared to baseline
•	Comparison of pre- and post-treatment endoscopic images showed symptomatic improvement, including reductions in mucosal edema, discharge and polyps
•	All enrolled patients completed the trial

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2016	AmpliPhi Biosciences Corporation

	By:	/s/ Steve R. Martin
	Name:	Steve R. Martin
	Title:	Chief Financial Officer